UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

MEDLEY CAPITAL CORPORATION

(Name of the Registrant as Specified in its Charter)

NexPoint Advisors, L.P.

NexPoint Advisors GP, LLC

Highland Global Allocation Fund

Highland Capital Management Fund Advisors, L.P.

Strand Advisors XVI, Inc.

Highland Select Equity Master Fund, L.P.

Highland Select Equity Fund GP, L.P.

Highland Select Equity GP, LLC

Highland Capital Management, L.P.

Strand Advisors, Inc.

James D. Dondero

Stephen Mongillo

Mark Goglia

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On June 3, 2019, NexPoint Advisors, L.P. issued a press release, which is filed as Exhibit 1 hereto and is incorporated herein by reference.

Exhibits

Exhibit 1	Press Release.

Media Contact: Lucy Bannon | (972) 419-6272 | lbannon@highlandcapital.com

NexPoint Reminds Medley Capital Corporation Stockholders to Vote FOR Nominees Stephen A. Mongillo and Mark T. Goglia Using BLUE Proxy Cards

NexPoint Urges Stockholders to Improve MCC Board Independence, Vote for Nominees Recommended by ISS and Glass Lewis

Stockholders Must Discard White Proxy Card to Vote for NexPoint’s Nominees – Only Last Card Submitted Counts

MCC Stockholders Can Vote Today (June 3, 2019) or at Annual Meeting on June 4, 2019

DALLAS, June 3, 2019 – NexPoint Advisors, L.P. (“NexPoint”), a stockholder of Medley Capital Corporation (“MCC” or the “Company”), today reminded MCC’s stockholders that the Company’s annual meeting of stockholders (the “Annual Meeting”) is TOMORROW—Tuesday, June 4, 2019. This is stockholders’ opportunity to elect new independent directors to the MCC board.

As such, NexPoint reminded stockholders of several key reasons that it believes stockholders should vote to improve the board’s independence and of the importance of participating. Of note, leading proxy advisory firms Institutional Shareholder Services (“ISS”) and Glass Lewis both recommended that stockholders vote FOR NexPoint’s two independent nominees.

Stockholders can call or email D.F. King TODAY to vote ahead of the Annual Meeting at +1 (866) 342-2676 or MCC@DFKing.com.

Three Key Reasons to Vote FOR NexPoint’s Independent Nominees:

1.	Change is needed to address the underperformance of Medley Management (“MDLY”) (NYSE: MDLY), whose performance as MCC’s investment advisor is the worst among BDC managers.

In a recent article by Institutional Investor, a commenter noted, “Medley is a definite fourth quartile performer…It’s a manager that basically should not exist.”

The report from ISS highlighted MCC’s -37.7% total return since its IPO, which is “65.1 percentage points below the index and 96.2 percentage points below the peer median.”

Even the Delaware Chancery Court noted that since its IPO, “by every industry measure [MCC] has been in a steady financial decline” but shockingly, the MCC board “never considered [MDLY’s] performance…as part of their annual review or otherwise.”

2.	NexPoint’s nominees were specifically chosen for their independence and experience.

NexPoint’s nominees, Stephen A. Mongillo and Mark T. Goglia, are truly independent - a fact that both ISS and Glass Lewis confirmed. According to ISS, “[NexPoint] has specifically and intentionally selected unaffiliated nominees so that they will act solely in the best interests of all MCC stockholders.” They also have the relevant experience to ensure a robust “go-shop” process and address the financial challenges facing MCC.

Media Contact: Lucy Bannon | (972) 419-6272 | lbannon@highlandcapital.com

3.

Most importantly, a vote FOR NexPoint’s independent nominees ensures that the “go shop” process actually results in the outcome that is in the best interests of all MCC stockholders—not the best interests of Brook and Seth Taube.

With NexPoint’s nominees, the board will evaluate ALL options—including any further merger proposal from MDLY—and will be in a position to pursue whichever option is best for stockholders. Under the existing board structure, NexPoint is concerned that there may never be a full and fair process.

NexPoint’s nominees have considerable experience in M&A transactions—as directors and advisors - and will facilitate a fully-inclusive go-shop process once it (finally) begins in earnest.

For more information about why MCC stockholders should vote TODAY to replace incumbent directors Seth Taube and Arthur Ainsberg with NexPoint’s nominees, Stephen A. Mongillo and Mark T. Goglia, go to: www.MedleyCapitalVote.com.

About NexPoint Advisors, L.P.

NexPoint Advisors, L.P. (together with its affiliates “NexPoint”) is an SEC-registered investment adviser to a suite of alternative investment vehicles, including a closed-end fund, a business development company, and an interval fund, among others. An affiliate of Highland Capital Management, L.P., NexPoint is part of a multibillion-dollar investment platform that serves both retail and institutional investors worldwide. NexPoint’s investment capabilities include high-yield credit, real estate, public equities, private equity and special situations, structured credit, and sector- and region-specific verticals built around specialized teams. For more information visit www.nexpointfunds.com.

Important Information

NexPoint Advisors, L.P. (“NexPoint”) has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) together with the other participants named therein to be used to solicit (the “Solicitation”) proxies for, among other matters, the election of its slate of director nominees at the Annual Meeting of Stockholders (the “Annual Meeting”) of Medley Capital Corporation (the “Company”) expected to take place on June 4, 2019. Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by the participants with the SEC in connection with the Solicitation are available at no charge on the SEC’s website at www.sec.gov. In addition, the participants in the Solicitation will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to the participants’ proxy solicitor.

###

Media Contact

Lucy Bannon

Highland Capital Management / NexPoint Advisors

(972) 419-6272

lbannon@highlandcapital.com

Stockholders Contact

Rick Grubaugh or Peter Aymar

D.F King & Co.

(212) 269-5550

2